Ford | NEWS

www.twitter.com/ford www.facebook.com/ford www.instagram.com/ford www.medium.com/@ford

Ford, Mahindra End Discussions for Auto Joint Venture

DEARBORN, Mich., Dec. 31, 2020 – Ford Motor Company and Mahindra & Mahindra have mutually and amicably determined they will not complete a previously announced automotive joint venture between their respective companies. The decision follows the passing of the Dec. 31 "longstop," or expiration, date of a definitive agreement the organizations entered into in October 2019.

According to the companies, the outcome was driven by fundamental changes in global economic and business conditions – caused, in part, by the global pandemic – over the past 15 months. Those changes influenced separate decisions by Ford and Mahindra to reassess their respective capital allocation priorities.

Ford said its independent operations in India will continue as is. The company is actively evaluating its businesses around the world, including in India, making choices and allocating capital in ways that advance Ford's plan to achieve an 8% company adjusted EBIT margin and generate consistently strong adjusted free cash flow.

Ford's plan calls for developing and delivering high-quality, high-value, connected vehicles – increasingly electric vehicles – and services that are affordable to an even broader range of customers and profitable for Ford. The company is moving quickly to:

- Turn around its automotive business – competing like a challenger while simplifying and modernizing all aspects of the company, and
- Grow by capitalizing on existing strengths, disrupting the conventional automotive business, and partnering with others to gain expertise and efficiency.

###

About Ford Motor Company
Ford Motor Company (NYSE: F) is a global company based in Dearborn, Michigan. The company designs, manufactures, markets and services a full line of Ford cars, trucks, SUVs, electrified vehicles and Lincoln luxury vehicles, provides financial services through Ford Motor Credit Company and is pursuing leadership positions in electrification; mobility solutions, including self-driving services; and connected services. Ford employs approximately 187,000 people worldwide. For more information regarding Ford, its products and Ford Motor Credit Company, please visit corporate.ford.com.

Contacts:

Media	Equity Investment Community	Fixed Income Investment Community	Shareholder Inquiries
T.R. Reid +1.313.319.6683 treid22@ford.com	Lynn Antipas Tyson +1.914.485.1150 ltyson4@ford.com	Karen Rocoff +1.313.621.0965 krocoff@ford.com	+1.800.555.5259 or +1.313.845.8540 stockinf@ford.com
Kapil Sharma +91 98730 78122 ksharma6@ford.com			

1

Cautionary Note on Forward-Looking Statements Statements included or incorporated by reference herein may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on expectations, forecasts, and assumptions by our management and involve a number of risks, uncertainties, and other factors that could cause actual results to differ materially from those stated, including, without limitation: • Ford and Ford Credit’s financial condition and results of operations have been and may continue to be adversely affected by public health issues, including epidemics or pandemics such as COVID-19; • Ford’s long-term competitiveness depends on the successful execution of global redesign and fitness actions; • Ford’s vehicles could be affected by defects that result in delays in new model launches, recall campaigns, or increased warranty costs; • Ford may not realize the anticipated benefits of existing or pending strategic alliances, joint ventures, acquisitions, divestitures, or new business strategies; • Operational systems, security systems, and vehicles could be affected by cyber incidents; • Ford’s production, as well as Ford’s suppliers’ production, could be disrupted by labor issues, natural or man-made disasters, financial distress, production difficulties, or other factors; • Ford’s ability to maintain a competitive cost structure could be affected by labor or other constraints; • Ford’s ability to attract and retain talented, diverse, and highly skilled employees is critical to its success and competitiveness; • Ford’s new and existing products and mobility services are subject to market acceptance; • Ford’s results are dependent on sales of larger, more profitable vehicles, particularly in the United States; • With a global footprint, Ford’s results could be adversely affected by economic, geopolitical, protectionist trade policies, or other events, including tariffs and Brexit; • Industry sales volume in any of our key markets can be volatile and could decline if there is a financial crisis, recession, or significant geopolitical event; • Ford may face increased price competition or a reduction in demand for its products resulting from industry excess capacity, currency fluctuations, competitive actions, or other factors; • Fluctuations in commodity prices, foreign currency exchange rates, interest rates, and market value of our investments can have a significant effect on results; • Ford and Ford Credit’s access to debt, securitization, or derivative markets around the world at competitive rates or in sufficient amounts could be affected by credit rating downgrades, market volatility, market disruption, regulatory requirements, or other factors; • Ford’s receipt of government incentives could be subject to reduction, termination, or clawback; • Ford Credit could experience higher-than-expected credit losses, lower-than-anticipated residual values, or higher-than- expected return volumes for leased vehicles; • Economic and demographic experience for pension and other postretirement benefit plans (e.g., discount rates or investment returns) could be worse than Ford has assumed; • Pension and other postretirement liabilities could adversely affect Ford’s liquidity and financial condition; • Ford could experience unusual or significant litigation, governmental investigations, or adverse publicity arising out of alleged defects in products, perceived environmental impacts, or otherwise; • Ford may need to substantially modify its product plans to comply with safety, emissions, fuel economy, autonomous vehicle, and other regulations that may change in the future; • Ford and Ford Credit could be affected by the continued development of more stringent privacy, data use, and data protection laws and regulations as well as consumer expectations for the safeguarding of personal information; and • Ford Credit could be subject to new or increased credit regulations, consumer protection regulations, or other regulations. We cannot be certain that any expectation, forecast, or assumption made in preparing forward-looking statements will prove accurate, or that any projection will be realized. It is to be expected that there may be differences between projected and actual results. Our forward-looking statements speak only as of the date of their initial issuance, and we do not undertake any obligation to update or revise publicly any forward-looking statement, whether as a result of new information, future events, or otherwise. For additional discussion, see “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2019, as updated by our subsequent filings with the Securities and Exchange Commission.